Exhibit 99.1
Century Reports Third Quarter 2015 Financial Results
CHICAGO, IL -- 10/29/15 -- Century Aluminum Company (NASDAQ: CENX) reported a net loss of $56.1 million ($0.65 per common share) for the third quarter of 2015. Results were negatively impacted by a $5.3 million charge ($0.06 per common share) for lower of cost or market inventory adjustments, a $0.4 million charge ($0.01 per common share) related to the closure at Ravenswood, a $1.4 million charge ($0.02 per common share) related to the labor disruption at Hawesville, a $2.9 million charge ($0.04 per common share) related to the partial curtailment at Hawesville, and a $1.2 million charge ($0.01 per common share) related to severance primarily associated with cost reductions. Results were positively impacted by an $0.8 million purchase accounting gain ($0.01 per common share) related to Mt. Holly. After consideration of these items, the company reported an adjusted net loss of $45.7 million and adjusted loss per share of $0.48.
For the third quarter of 2014, Century reported net income of $50.4 million or $0.52 per common share.
Sales for the third quarter of 2015 were $454.5 million compared with $500.6 million for the third quarter of 2014. Shipments of primary aluminum for the third quarter of 2015 were 231,040 tonnes compared with 218,214 tonnes shipped in the third quarter of 2014.
Net cash used by operating activities in the third quarter of 2015 was $31.9 million compared to net cash provided of $89.1 million in the third quarter of 2014.  Cash and cash equivalents decreased $44.4 million during the third quarter of 2015 compared to an increase in cash and cash equivalents of $72.0 million in the third quarter of 2014.
Our total liquidity position at the end of the third quarter of 2015 was $223 million, which is composed of $123 million in cash and $100 million of revolver availability.
For the first nine months of 2015, Century reported net loss of $16.2 million ($0.19 per common share). Results include a $31.2 million charge related to the permanent closure of Ravenswood and a $31.0 million charge for lower of cost or market inventory adjustments. Results were also negatively impacted by $13.1 million in costs related to the labor disruption at Hawesville, $2.9 million due to partial curtailment at Hawesville, $1.2 million related to severance, $1.6 million for signing bonuses related to a new labor agreement in Iceland and $1.0 million related to the separation of a former senior executive. Lastly, results include an $18.3 million unrealized gain on the fair value of contingent consideration related to the acquisition of the remaining 50.3% interest of Mt. Holly.
For the first nine months of 2014, Century reported net income of $50.6 million or $0.52 per common share. Cost of sales for the first nine months included a benefit of $5.5 million related to power contract amortization and $1.2 million for lower inventory costs. Results were negatively impacted by $3.6 million for a legal settlement.
Sales for the first nine months of 2015 were $1,565.9 million compared with $1,379.8 million for the first nine months of 2014. Shipments of primary aluminum for the first nine months of 2015 were 710,248 tonnes compared with 641,043 tonnes shipped for the first nine months of 2014.
Net cash provided by operating activities in the first nine months of 2015 was $32.5 million compared to $97.7 million in the first nine months of 2014.  Cash and cash equivalents decreased $40.3 million during the first nine months of 2015 compared to an increase in cash and cash equivalents of $49.3 million in the first nine months of 2014. During the first nine months of 2015, Century acquired 2.4 million shares of common stock for a total cost of $36.4 million and paid $38.2 million related to the Mt. Holly acquisition, primarily for pension funding obligations per the terms of the acquisition agreement.
"Sentiment toward a broad range of commodities, brought about by a number of factors, has deteriorated markedly during the last few months," commented Michael Bless, President and CEO. "The issues in the primary aluminum sector are straightforward. Demand in most developed markets remains reasonably good. There is a supply deficit in the world excluding China and, given a lack of new capacity projects at any stage of gestation, this western world supply deficit is likely to persist for the foreseeable future. These otherwise favorable conditions have been severely neutralized by the global supply glut caused by the government of China's continued unfair subsidization of additional capacity expansion in China and further assistance to maintain existing capacity irrespective of market forces. Chinese metal is often further transported and processed via blatantly uneconomic methods that would not be possible but for the large subsidies these Chinese producers are receiving from their government. This behavior has caused a meaningful deterioration in the operation of orderly global markets.

"We are working actively with the industry and the U.S. government to address this situation, which must be rectified,” Mr. Bless continued. “Our collective goal is no more than fair trade and transparent markets and equal conditions for all industry participants. At Century, we are taking the necessary actions to structure all of our operations to remain viable assuming a protracted period of these conditions. Most recently we have taken the decision to operate Hawesville at forty percent of its rated capacity; the resultant cost structure and product mix should enable the plant to operate at a break even level, even in the current price environment. We are approaching our other U.S. operations in a similar manner. This overall cost structure, coupled with significant liquidity and low financial leverage (with no funded debt maturities for several years) will enable Century to remain strong during what could be a protracted difficult environment.
"We recently took the regrettable and very difficult decision to issue WARN notices to the employees at our Mt. Holly plant in South Carolina. Mt. Holly is the safest, most modern and most efficient smelter in the U.S., with a truly extraordinary group of employees. It has, over time, had the highest power cost of any U.S. smelter and this situation persists today, by a good margin. As we have stated, we have reached a market-based agreement with a high quality supplier to generate and deliver Mt. Holly's full power load to the local utility's border. Regrettably, we have been unable to reach agreement with the local utility to deliver the power to the plant despite our offer to pay the full transmission tariff rate. This failure of the operation of a free market is unacceptable and we will fight during the next two months for the future of this excellent plant and the people who depend on it."
About Century Aluminum
Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL. Visit www.centuryaluminum.com for more information.
Certified Advisors for the First North market of the OMX Nordic Exchange Iceland hf. for Global Depositary Receipts in Iceland:
Atli B. Gudmundsson, Senior Manager -- Corporate Finance, Landsbankinn hf.
Steingrimur Helgason, Director -- Corporate Finance, Landsbankinn hf.
Non-GAAP Financial Measures
Adjusted net income and adjusted earnings per share are non-GAAP financial measures that management believes provide additional meaningful information regarding Century’s financial performance as these measures generally exclude the effects of items that are considered non-recurring, are difficult to predict or to measure in advance or that are not directly related to the Company’s ongoing operations. The table below, under the heading “Reconciliation of Non-GAAP Financial Measures,” provides a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, adjusted net income and adjusted earnings per share included in this press release may not be comparable to similarly titled measures of other companies. Investors are encouraged to review the reconciliation in conjunction with the presentation of these non-GAAP financial measures.
Cautionary Statement
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words “believe,” “expect,” “hope,” “target,” “anticipate,” “intend,” “plan,” “seek,” “estimate,” “potential,” “project,” “scheduled,” “forecast” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” or “may.” Our forward-looking statements include, without limitation, statements with respect to: future global and local financial and economic conditions; our assessment of the aluminum market and aluminum prices (including premiums); our assessment of power pricing and our ability to successfully obtain and/or implement long-term competitive power arrangements for our operations and projects, including at Mt. Holly; our relationship with our employees and labor unions; our plans with respect to the closure and disposition of our Ravenswood smelter, the future operation of our Hawesville smelter and the potential curtailment of our Mt. Holly smelter and/or our other domestic assets; the future financial and operating performance of the Company, its subsidiaries and its projects; future earnings, operating results and liquidity; future inventory, production, sales, cash costs and capital expenditures; future impairment charges or restructuring costs; our business objectives, strategies and initiatives, including our ability to achieve productivity improvements or cost reductions.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

Kenny Barkley (media)	270-577-2070
Peter Trpkovski (investors)	312-696-3112

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
NET SALES:
Related parties	$428,018	$324,775	$1,517,428	$898,931
Third-party customers	26,522	175,857	48,514	480,872
Total net sales	454,540	500,632	1,565,942	1,379,803
Cost of goods sold	496,963	424,918	1,505,928	1,267,343
Gross profit (loss)	(42,423)	75,714	60,014	112,460
Selling, general and administrative expenses	11,566	12,146	33,549	32,826
Ravenswood impairment	—	—	30,850	—
Other operating expense – net	1,537	1,417	6,217	5,705
Operating income (loss)	(55,526)	62,151	(10,602)	73,929
Interest expense	(5,418)	(5,493)	(16,542)	(16,541)
Interest income	45	23	248	197
Net gain (loss) on forward and derivative contracts	285	353	1,204	(174)
Unrealized gain on fair value of contingent consideration	1,523	—	18,337	—
Other income (expense) – net	114	(470)	1,261	(423)
Income (loss) before income taxes and equity in earnings of joint ventures	(58,977)	56,564	(6,094)	56,988
Income tax benefit (expense)	2,161	(6,444)	(12,205)	(7,004)
Income (loss) before equity in earnings of joint ventures	(56,816)	50,120	(18,299)	49,984
Equity in earnings of joint ventures	704	285	2,069	661
Net income (loss)	$(56,112)	$50,405	$(16,230)	$50,645

Net income (loss) allocated to common stockholders	$(56,112)	$46,277	$(16,230)	$46,487
EARNINGS (LOSS) PER COMMON SHARE:
Basic and Diluted	$(0.65)	$0.52	$(0.19)	$0.52
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	86,907	88,827	87,524	88,777
Diluted	86,907	89,532	87,524	89,372

CENTURY ALUMINUM COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(Unaudited)
	September 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$122,976	$163,242
Restricted cash	942	801
Accounts receivable — net	8,613	77,667
Due from affiliates	29,097	31,503
Inventories	298,859	283,480
Prepaid and other current assets	36,620	29,768
Assets held for sale	32,067	—
Deferred taxes	14,281	14,281
Total current assets	543,455	600,742
Property, plant and equipment — net	1,251,476	1,305,543
Other assets	111,770	118,773
TOTAL	$1,906,701	$2,025,058
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable, trade	$109,262	$151,443
Due to affiliates	33,655	22,261
Accrued and other current liabilities	71,465	103,808
Accrued employee benefits costs	9,911	10,158
Industrial revenue bonds	7,815	7,815
Total current liabilities	232,108	295,485
Senior notes payable	247,178	246,888
Accrued pension benefits costs — less current portion	60,224	59,906
Accrued postretirement benefits costs — less current portion	135,665	152,894
Other liabilities	47,580	53,272
Deferred taxes	112,676	111,486
Total noncurrent liabilities	603,323	624,446

SHAREHOLDERS’ EQUITY:
Series A Preferred stock (one cent par value, 5,000,000 shares authorized; 160,000 issued and 76,995 outstanding at September 30, 2015; 160,000 issued and 78,141 outstanding at December 31, 2014)	1	1
Common stock (one cent par value, 195,000,000 shares authorized; 94,118,224 issued and 86,931,703 outstanding at September 30, 2015; 93,851,103 issued and 89,064,582 outstanding at December 31, 2014)	941	939
Additional paid-in capital	2,513,168	2,510,261
Treasury stock, at cost	(86,276)	(49,924)
Accumulated other comprehensive loss	(101,866)	(117,682)
Accumulated deficit	(1,254,698)	(1,238,468)
Total shareholders’ equity	1,071,270	1,105,127
TOTAL	$1,906,701	$2,025,058

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	Nine months ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(16,230)	$50,645
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Unrealized gain on fair value of contingent consideration	(18,337)	—
Unrealized gain on E.ON contingent obligation	(1,059)	(1,059)
Accrued and other plant curtailment costs — net	2,149	3,267
Lower of cost or market inventory adjustment	31,013	(1,247)
Depreciation	55,815	52,784
Ravenswood impairment	30,850	—
Sebree power contract amortization	—	(5,534)
Debt discount amortization	289	268
Pension and other postretirement benefits	(298)	1,432
Deferred income taxes	1,215	6,502
Stock-based compensation	1,381	957
Equity in earnings of joint ventures, net of dividends	(2,069)	(661)
Change in operating assets and liabilities:
Accounts receivable — net	69,055	5,608
Due from affiliates	2,406	(8,866)
Inventories	(46,392)	(889)
Prepaid and other current assets	3,435	3,035
Accounts payable, trade	(43,485)	(8,885)
Due to affiliates	11,395	11,336
Accrued and other current liabilities	(8,418)	(7,566)
Pension contribution - Mt. Holly	(34,595)	—
Other — net	(5,611)	(3,413)
Net cash provided by operating activities	32,509	97,714
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(38,075)	(26,865)
Nordural expansion — Helguvik	(230)	(277)
Purchase of carbon anode assets and improvements	(9,304)	(12,280)
Purchase of Sebree smelter	—	(1,042)
Purchase of remaining interest in Mt. Holly smelter	11,313	—
Proceeds from sale of property, plant and equipment	14	46
Restricted and other cash deposits	(141)	480
Net cash used in investing activities	(36,423)	(39,938)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	—	(2,603)
Borrowings under revolving credit facilities	1,414	91,731
Repayments under revolving credit facilities	(1,414)	(97,731)
Repurchase of common stock	(36,352)	—
Issuance of common stock	—	149
Net cash used in financing activities	(36,352)	(8,454)
CHANGE IN CASH AND CASH EQUIVALENTS	(40,266)	49,322
Cash and cash equivalents, beginning of period	163,242	84,088
Cash and cash equivalents, end of period	$122,976	$133,410

CENTURY ALUMINUM COMPANY
SELECTED OPERATING DATA
(Unaudited)

SHIPMENTS - PRIMARY ALUMINUM

	Direct (1)				Toll
	United States		Iceland		Iceland
	Tonnes	Sales $ (000)	Tonnes	Sales $ (000)	Tonnes	Sales $ (000)
2015
3rd Quarter	149,187	$304,948	60,939	$116,919	20,914	$26,226
2nd Quarter	157,373	371,898	50,056	110,083	26,521	37,858
1st Quarter	169,306	421,141	45,967	112,662	29,985	46,617
Total	475,866	$1,097,987	156,962	$339,664	77,420	$110,701
2014
3rd Quarter	143,338	$353,246	38,056	$85,117	36,820	$60,032
2nd Quarter	143,439	325,650	39,593	82,328	33,012	48,441
1st Quarter	136,532	296,889	36,764	74,370	33,489	47,185
Total	423,309	$975,785	114,413	$241,815	103,321	$155,658

(1)	Excludes scrap aluminum sales.

CENTURY ALUMINUM COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Three months ended
	September 30, 2015
	$MM	EPS
Net loss as reported	$(56.1)	$(0.65)

Ravenswood closure	0.4	0.01
Hawesville labor disruption	1.4	0.02
Hawesville partial curtailment	2.9	0.04
Mt. Holly purchase accounting	(0.8)	(0.01)
Severance	1.2	0.01
Lower of cost or market inventory adjustment	5.3	0.06
Impact of preferred shares	—	0.04

Adjusted net loss	$(45.7)	$(0.48)